UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 19, 2020

ACASTI PHARMA INC.
(Exact Name of Registrant as Specified in Charter)

QUEBEC, CANADA	001-35776	98-1359336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

545 Promenade du Centropolis Suite 100 Laval, Québec Canada H7T 0A3
(Address of Principal Executive Offices) (Zip Code)

450-686-4555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ACST	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

On June 19, 2020, Acasti Pharma Inc. (“Acasti”) issued a press release announcing that the U.S. Food and Drug Administration (the “FDA”) provided Acasti with a written response to its Type C Meeting request and briefing package. Acasti and its expert advisors are carefully considering the FDA’s comments on the TRILOGY 1 data and will conduct further post-hoc analysis based on their feedback. Concurrent with reporting Acasti’s year-end financial results and investor conference call to be held on June 29, 2020, Acasti will provide more information on TRILOGY 1 post-hoc analyses conducted to date in a detailed update to shareholders along with the plan for the unblinding and reporting of the TRILOGY 2 results.

On June 19, 2020, this press release was filed with the Canadian securities regulatory authorities in Canada on the System for Electronic Document Analysis and Retrieval at www.sedar.com. A copy of this press release is filed as exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Acasti Pharma Inc. on June 19, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACASTI PHARMA INC.

Date: June 19, 2020	By:	/s/ Jan D'Alvise
Jan D'Alvise
Chief Executive Officer